Exhibit 99.2
                        PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
               GERMAN AMERICAN BANCORP

     I hereby appoint _________________________ and
____________________________, and each of them, my
proxies, with power of substitution, to vote all Common
Shares of German American Bancorp that I am entitled to vote at the Special Meeting of Shareholders to be held at the principal office of The German American Bank, 711
Main Street, Jasper, Indiana, on _______________, 1997 at
_____ a.m., Jasper time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE
ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR
ITEM 1.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEM 1.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated
________, 1997.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID
ENVELOPE.

     1.   ISSUANCE OF STOCK IN CONNECTION WITH THE
          PEOPLES BANCORP OF WASHINGTON MERGER

          [ ] FOR     [ ]  AGAINST     [ ]  ABSTAIN

     2.   In their discretion, the proxies are
          authorized to vote upon such other business as may properly come before the meeting, provided, however, that such proxies may not vote in favor of adjournment for the purpose of soliciting additional favorable votes on
          Item 1 if this Proxy is marked AGAINST Item 1.

Dated:   _________________

                   __________________________
                   __________________________
                   Signature or Signatures

                   (Please sign exactly as your name
                   appears on this proxy.  If shares
                   are issued in the name of two or
                   more persons, all such persons
                   should sign.  Trustees, executors
                   and others signing in a
                   representative capacity should
                   indicate the capacity in which they
                   sign.)